UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 6, 2010

155 East Tropicana, LLC 155 East Tropicana Finance Corp.
(Exact name of registrant as specified in its charter)

Nevada Nevada	333-124924 333-124924	20-1363044 20-2546581
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

115 East Tropicana Avenue, Las Vegas, NV	89109
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (702) 597-6076

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective July 6, 2010, Neil Kiefer was appointed to the management board of 155 East Tropicana, LLC (the “Company”) and to the board of directors of the Company’s wholly-owned subsidiary 155 East Tropicana Finance Corp. to fill the seats vacated by the resignation of John T. Blakely.  Based on this appointment, certain required notifications have been made to the Nevada gaming authorities.

Mr. Kiefer was appointed to the Company’s management board by Florida Hooters, LLC, owner of 66.67% of the Company’s outstanding membership interests.  Pursuant to the Company’s Amended and Restated Operating Agreement, Florida Hooters, LLC has the right to select 6 members of the Company’s management board.  Mr. Kiefer will remain on the Company’s management board until (i) his resignation, or (ii) his removal, with or without cause, by Florida Hooters, LLC.

Mr. Kiefer currently serves as the Company’s Chief Executive Officer and as the President of 155 East Tropicana Finance Corp.  See Item 13 of the Company’s Form 10-K for the year ended December 31, 2009 for a description of related-party transactions between the Company and Mr. Kiefer, which disclosure is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

155 EAST TROPICANA, LLC
(Registrant)

	By:	/s/ Deborah J. Pierce
Date: July 7, 2010		Deborah J. Pierce
	Its:	Chief Financial Officer